UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 6, 2014, Western Capital Resources, Inc. filed a Form 8-K (the “Original Report”) reporting the completion of its acquisition of AlphaGraphics, Inc., effective after the close of business on September 30, 2014, pursuant to the Agreement and Plan of Merger entered into August 29, 2014, by and among Western Capital Resources, Inc. (“Western Capital”), WCRS Acquisition Co., LLC, and BC Alpha Holdings II, LLC (parent entity of BC Alpha, LLC and 99.2% owner of AlphaGraphics, Inc.) (collectively “AlphaGraphics Entities”). Western Capital and the AlphaGraphics Entities are affiliated entities under common control. As contemplated under the Merger Agreement, all of the outstanding membership interests in BC Alpha Holdings II, LLC were exchanged for the issuance by Western Capital of 2,986,823 shares of Western Capital common stock representing approximately 49.8% of the total issued and outstanding common stock of Western Capital after the merger. This Amendment No. 1 to the Current Report on Form 8-K amends the Original Report to file (i) the unaudited pro forma condensed combined consolidated financial statements and related notes thereto, in connection with Western Capital’s acquisition of the AlphaGraphics Entities, and (ii) the audited financial statements of AlphaGraphics, Inc.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

AlphaGraphics, Inc.’s audited consolidated balance sheets at June 30, 2014 and 2013, consolidated statements of income, stockholders’ equity and cash flows for the years then ended, and the notes related thereto are filed as Exhibit 99.1 hereto. BC Alpha Holdings II, LLC and BC Alpha, LLC are non-operating parent entities and were not included in the consolidated financial statements of AlphaGraphics, Inc.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements, which management believes are reasonable, and are filed as Exhibit 99.2 hereto. The unaudited pro forma condensed combined consolidated balance sheet represents the consolidated financial position of Western Capital and the AlphaGraphics Entities as of September 30, 2014 as if the merger had been consummated on that date. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger of the AlphaGraphics Entities and Western Capital as if it had been consummated on January 1, 2013, the latter of the beginning of the earliest pro forma period presented and the date of common control. These unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with the audited historical consolidated financial statements and related notes of AlphaGraphics, Inc. which are included as an exhibit to this report.

AlphaGraphics, Inc.’s fiscal year ends June 30. The unaudited pro forma condensed consolidated statements of income for AlphaGraphics, Inc. have been updated to match the fiscal year end of Western Capital. The unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2014 includes (1) AlphaGraphics, Inc.’s results of operations for the six months ended June 30, 2014, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2014, (2) AlphaGraphics, Inc.’s results of operations for the three months ended September 30, 2014, which results have been derived from AlphaGraphics, Inc.’s unaudited internal financial records, and (3) BC Alpha, LLC’s results of operations (which were minimal) for the nine months ended September 30, 2014, which results have been derived from BC Alpha, LLC’s unaudited internal financial records. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2013 includes (1) AlphaGraphics, Inc.’s results of operations for the six months ended December 31, 2013, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2014, (2) AlphaGraphics, Inc.’s results of operations for the six months ended June 30, 2013, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2013, and (3) BC Alpha, LLC’s results of operations (which were minimal) for the year ended December 31, 2013, which results have been derived from BC Alpha, LLC’s unaudited internal financial records. BC Alpha Holdings II, LLC had no operating activity. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2014 includes the AlphaGraphics Entities’ condensed consolidated balance sheet as of September 30, 2014, which has been derived from unaudited internal financial records.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of the AlphaGraphics Entities and Western Capital had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited consolidated financial statements of AlphaGraphics, Inc. (filed herewith)
99.2	Unaudited pro forma condensed combined consolidated financial statements (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: December 12, 2014	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

Exhibit INDEX

Exhibit No.	Description

99.1	Audited consolidated financial statements of AlphaGraphics, Inc.
99.2	Unaudited pro forma condensed combined consolidated financial statements